Exhibit 10.3

ADDENDUM TO OFFER LETTER

January 29, 2025

Michael Browne

715 Avocet Way

Arroyo Grande, CA

93420

Dear Michael,

The offer letter entered into by you (“Executive”) and Calavo Growers, Inc. (the “Company”) on June 2, 2023 (the “Offer Letter”) is hereby amended and supplemented as set forth below.

1. Compensation

●	Cost-of-Living Adjustment: Effective February 1, 2025, the parties agree to a one-time 8% adjustment to Executive’s annual base salary.
●	Bonus: Notwithstanding anything to the contrary in the Offer Letter, Executive shall receive a total bonus of $215,000 for 2025 (the “Bonus”).
o	The Bonus will be paid 1st of each month in equal monthly installments through October 2025.
o	In the event of (i) a Change in Control or (ii) termination of Executive’s at will employment without Cause, any remaining unpaid Bonus shall be paid in full to Executive. “Change in Control” and “Cause” shall have the meanings ascribed to them as set forth in the Company’s 2020 Equity Incentive Plan.
●	2025 Management Incentive Plan (“MIP”): In addition to the Bonus, Executive shall participate in the MIP and, subject to qualifications under the terms of the MIP, receive the full amount of Executive’s award under the MIP. If qualified, Executive will receive such award no later than February 28, 2026, and shall receive such award even if Executive’s employment is terminated prior to payment of the award. Notwithstanding the foregoing, Executive shall not receive the MIP award if his employment is terminated for Cause.

2. Benefits and Insurance

●	Executive shall continue to participate in all Company benefit plans and programs available to similarly situated executives, subject to the terms and conditions of those plans.
●	The Company agrees to provide continued insurance coverage at company’s expense for Executive through December 31, 2025.

3. Except as set forth in this Addendum to Offer Letter (this “Addendum”), the Offer Letter shall remain in full force and effect. Nothing herein shall affect either party’s rights under the Offer Letter to terminate the at will employment relationship.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

Calavo Growers, Inc.

//
By:	/s/ Lee Cole
Name: Lee Cole
Title: Chief Executive Officer

By:	/s/ Mike Browne
Mike Browne